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                                                             Commission File No.
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                   _________________________________________


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                   _________________________________________

                          FIRST SIERRA FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                      76-0438432
         (State of incorporation or organization)               (I.R.S. Employer
                                                               Identification No.)

                 TEXAS COMMERCE TOWER, SUITE 7050
                 600 TRAVIS STREET
                 HOUSTON, TEXAS                                       77002
         (Address of principal executive offices)                   (Zip Code)

                   ________________________________________

                          Securities to be registered
                     pursuant to Section 12(b) of the Act:

                                      None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

                          Securities to be registered
                     pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the Common Stock, par value $.01 per share (the "Common Stock"), of First Sierra Financial, Inc., a Delaware corporation (the "Company").

         For a description of the Common Stock, see the information set forth under the caption "Description of Capital Stock" in the Prospectus subject to completion dated April 15, 1997 constituting a part of Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No. 333-22629), as filed by the Company on April 15, 1997, which is incorporated herein by reference. Such description is set forth in Exhibit 4 to this Registration Statement.

ITEM 2.  EXHIBITS.

         1. Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22629).

         2. Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22629).

         3.      Form of Common Stock Certificate, incorporated by reference to
                 Exhibit 4.1 to the Company's Registration Statement on
                 Form S-1, as amended (Registration No. 333-22629).

         *4. Copy of the information set forth under the caption "Description of Capital Stock" in the Prospectus that is included in the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22629).

         *Filed herewith.




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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           FIRST SIERRA FINANCIAL, INC.



                                           By  \s\ SANDY B. HO
                                           Name:  Sandy B. Ho
                                           Title:  Chief Financial Officer


Date:  May 5, 1997





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                                 EXHIBIT INDEX


      EXHIBIT
      NUMBER                        DESCRIPTION
      ------                        -----------
         1. Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22629).

         2. Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22629).

         3.      Form of Common Stock Certificate, incorporated by reference to
                 Exhibit 4.1 to the Company's Registration Statement on
                 Form S-1, as amended (Registration No. 333-22629).

         *4. Copy of the information set forth under the caption "Description of Capital Stock" in the Prospectus that is included in the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22629).

         *Filed herewith.